BioRestorative Therapies Announces the Appointment of
Edward Field as President of the brtxDISC™ Division

MELVILLE, NY (February 17, 2015) – BioRestorative Therapies, Inc. ("BRT" or the "Company") (OTCBB: BRTX), a life sciences company focused on adult stem cell-based therapies for various personal medical applications, today announced that Edward Field has been appointed as President of the Company’s brtxDISC™ Division.

Mr. Field has over 20 years of senior leadership experience in the biotechnology industry with particular expertise in the development and commercialization of cell-based therapies and regenerative medicine products.  He previously served as the Executive Vice President and Chief Operating Officer of Cytomedix, Inc. and President and COO of Aldagen, Inc.  He was also the President/CEO of two biotechnology companies focused on the development of therapeutics in the cardiovascular, cancer and respiratory disease areas.

Mr. Field’s experience includes leading the advancement of eight cell therapy programs into early and late-stage clinical development, the building and operation of a commercial-scale cell therapy manufacturing facility, global commercial operations for the sale of wound care and orthopedic devices, and regulatory efforts for eight IND clearances.  He was a founding member of the Alliance for Regenerative Medicine and served as its past Vice Chairman and Treasurer, Chair of its Regulatory and Reimbursement Committee and Chair of its Capital Formation Committee.

Mark Weinreb, CEO of BRT, said, “Mr. Field, with his extensive career in biotechnology, specifically in cell-based therapies and regenerative medicine, is an exceptional addition to the BRT team.  We are excited to have him lead the brtxDISC™ division and add his expertise to the development of future products.”

Mr. Field obtained his MBA from the Colgate Darden School of Business Administration at the University of Virginia in Charlottesville, Virginia and his B.A. from Duke University in Durham, North Carolina.

About BioRestorative Therapies, Inc.

BioRestorative Therapies, Inc. (www.biorestorative.com) develops products and medical therapies using cell and tissue protocols, primarily involving adult stem cells, including:

•
brtxDISC™ (Disc Implanted Stem Cells), BRT’s lead therapeutic product, is a mesenchymal stem cell product derived from autologous human bone marrow.  It is to be used in an investigational non-surgical treatment for protruding and bulging lumbar discs in patients suffering from chronic lumbar disc disease and is intended for patients whose pain has not been alleviated by non-invasive procedures and potentially face the prospect of surgery. The treatment, utilizing brtxDISC™, involves culturing a patient’s own stem cells and then delivering them to the damaged disc in an outpatient procedure.

•
ThermoStem® is a treatment using brown fat stem cells that is under development for metabolic disorders including diabetes and obesity. Initial preclinical research indicates that increased amounts of brown fat in the body may be responsible for additional caloric burning as well as reduced glucose and lipid levels.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements as a result of various factors and other risks, including those set forth in the Company's Form 10-K filed with the Securities and Exchange Commission. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements in this release are made as of the date hereof and the Company undertakes no obligation to update such statements.

Investor Contact:
BRT
Mandy Clyde
(631) 760-8100
ir@biorestorative.com

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